Exhibit 99.1
IGC Announces Results of Annual Shareholders Meeting

Bethesda, November 13, 2017 (GLOBENEWSWIRE) -- India Globalization Capital, Inc. (NYSE American: IGC), announced that during its 2016-2017 Annual Meeting of Shareholders scheduled for, and convened on November 8, 2017, voting on Proposals Three and Four was adjourned due to the lack of requisite quorum.  Only stockholders of record on the record date October 5, 2017 are entitled to and are being requested to vote. At the Annual Meeting, the following proposals were approved: (i) the election of Sudhakar Shenoy and Ram Mukunda as Directors, (ii) the proposal to ratify AJSH & Company as the Company’s independent registered public accounting firm for the 2018 fiscal year, (iii) the adoption of the Company’s 2018 Omnibus Incentive Plan, (iv) a non-binding advisory resolution to approve the compensation of the Company’s named executive officers, and (v) approval to adjourn the meeting.

With respect to the matters which were not approved, the voting has been adjourned to November 22, 2017 at 12:00 a.m. (Eastern Standard Time) to allow additional time for the stockholders to vote on the proposals Three and Four set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on October 10, 2017, which is available at https://www.sec.gov/Archives/edgar/data/1326205/000118518517002130/0001185185-17-002130-index.htm.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the two proposals set forth in the Company’s proxy statement that did not pass. Proxies previously submitted in respect of the meeting will be voted at the adjourned meeting unless properly revoked.

The Company encourages all stockholders who have not yet voted to do so by November 21, 2017 at 11.59 p.m. (Eastern Standard Time). The stockholders may vote by internet at www.proxyvote.com, or by telephone at 800-454-8683, or by returning a properly executed proxy card to InvestorCom.

No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC’s website at www.sec.gov.

“During the past fiscal year we simplified our corporate structure, reduced costs, and sharply focused our resources. We have two businesses, continuing legacy operations and canna-pharmaceuticals. Our most advanced and promising canna-pharmaceutical formulation addresses patients with Alzheimer’s disease. Roughly 5.3 million individuals in the U.S. and 44 million worldwide suffer from this debilitating disease.

Our formulation, Hyalolex, has shown to reduce the primary indicators of Alzheimer’s: senile plaques and neurofibrillary tangles, as well as alleviate several end points like anxiety, sleep disorder, and care giver distress. Importantly, this is achieved without the patient getting high, or suffering long-term damage to neurons, or suffering from side effects commonly associated with cannabis.

We believe the market for Alzheimer’s disease represents tremendous potential for our cannabis-based product Hyalolex. Our longer-term goal, with appropriate financing, is to move Hyalolex through the FDA registered pre-clinical and clinical trials. Independent of the FDA process, our near-term goal is to commercialize our liquid Hyalolex formulation for Alzheimer’s as a Complimentary and Alternative Medicine (CAM), sold through licensed medical cannabis dispensaries in the U.S., and internationally in Canada and Germany. We expect to begin marketing Hyalolex in early 2018,” states Ram Mukunda, IGC CEO.

About IGC:
IGC is engaged in the development of cannabis based combination therapies to treat Alzheimer’s, pain, nausea, eating disorders, several end points of Parkinson’s, and epilepsy in dogs and cats. IGC has assembled a portfolio of patent filings and four lead product candidates addressing these conditions. The company is based in Maryland, USA.

For more information please visit www.igcinc.us
Follow us on Twitter @IGCIR and Facebook.com/IGCIR/

Forward-looking Statements:
Please see forward-looking statements and risk factors as discussed in detail in IGC's Form 10K for fiscal year ended March 31, 2017, and in other reports filed with the U.S. Securities and Exchange Commission.

Contact at IGC:
Claudia Grimaldi
301-983-0998
Contact at InvestorCom, Inc.
Michelle Frosch
877-972-0090